FIRST AMENDMENT
                                       TO
                               RATH & STRONG, INC.
                           EMPLOYEES' STOCK BONUS PLAN



A. The Rath & Strong, Inc. Employees' Stock Bonus Plan, as amended and restated effective January 1, 1989, is hereby further amended as follows:

        1. Effective January 1, 1994, Section 2.09 is hereby amended by adding the following to the end thereof:

                        "Notwithstanding the foregoing, for Plan Years beginning
                on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code."

        2. Section 2.14 is hereby amended by adding the following to the end thereof:

                        "For purposes of this Section 2.14, `computation period'
                shall  mean the  applicable  computation  period as  defined  in
                Section 2.22."

        3.      Section 3.01 is amended by deleting  the third  sentence of said
                Section.

        4. Section 6.07 is hereby amended by deleting paragraph (a) of said section and substituting in lieu thereof the following:

                        "(a) whenever a Member's  Account becomes  distributable
                pursuant to Sections 6.02 through 6.05 hereof to such Member or his Beneficiary, distribution of said Account shall be made by the payment of the full amount distributable in one lump sum, in shares of Stock (to the extent of Part A of such Account) and in cash (to the extent of Part B of such Account); provided, however, that the Trustees may not distribute cash representing the value of Part B of such Account unless such member (or his Beneficiary) has been notified that he has the right to demand that shares of Stock be distributed to him and has failed to make a demand by such date as the Trustees may reasonably prescribe; and, provided further that the Trustees may in any event distribute cash in lieu of fractional shares. If cash is to be distributed in lieu of fractional shares of Stock, the Trustees shall either sell such shares and distribute the cash proceeds or utilize cash already held in Trust."

        5. Section 6.08 is amended by deleting paragraph (d) in its entirety and substituting therefore the following two paragraphs at the end of Section 6.08:

                "(d) The Company may in its discretion elect to pay the purchase price in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the put and not exceeding five (5) years."


        6. Section 6.08 is further amended by deleting paragraph (h) in its entirety and substituting therefore the following two paragraphs at the end of Section 6.08:

                "(h) Notwithstanding the foregoing, if, in the opinion of legal counsel to the Company, the purchase of shares of Stock by the Company pursuant to this Section 6.08 would, at the time the Company receives notice from a Covered Holder pursuant to (b) above, result in a violation of any applicable Federal or state law, the put option exercise period referenced in (b) above shall be suspended until the Company is no longer so prohibited from honoring such put option; provided, however, that if it is known at the time an ESOP Loan is made that any applicable Federal or state law will be violated by the Company's honoring such put option, the Company shall arrange, in a manner consistent with any such applicable Federal or state law, and in accordance with ERISA and the rules and regulations promulgated thereunder, for the shares of Stock subject to any such put option to be put to a third party (other than the Plan) that has substantial net worth at the time the ESOP Loan is made and whose net worth at the time the ESOP Loan is made and whose net worth is reasonably expected to remain substantial. In such case, such third party shall purchase the shares of Stock on the same terms as would be applicable to the Company.

                (i) It is intended that the put option  provided by this Section
                6.08 shall satisfy the requirements of Section 409(h) of the code and any regulations promulgated thereunder. The foregoing provisions of this Section 6.08 shall be effective only to the extent that they are, and shall be applied in a manner which is, consistent with said Section and any such regulations."


        7. Effective January 1, 1993, the following Article XIV is added immediately following the end of Article XIII:

                                           "ARTICLE XIV

                        Direct Rollovers.  This Article applies to distributions
                        ----------------
                made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                        Definitions.   Whenever  used  in  this   Article,   the
                        -----------
                following words shall have the following meanings:

                        (a) Eligible rollover distribution: An eligible rollover
                            ------------------------------
                distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (b) Eligible  retirement  plan:  An eligible  retirement
                            --------------------------
                plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                Section  403(a) of the Code, or a qualified  trust  described in
                Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                        (c) Distributee:  A distributee  includes an employee or
                            -----------
                former   employee.   In  addition,   the  employee's  or  former
                employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                        (d) Direct  rollover:  A direct rollover is a payment by
                            ----------------
                the Plan to the eligible retirement plan specified by the distributee."


B. The provisions of this First Amendment shall be effective as of January 1, 1989, unless otherwise specified.

        IN WITNESS WHEREOF, these presents have been signed and sealed for on behalf of the parties hereto, in the case of the Company by its duly authorized officer, this 28th day of September, 1994.


                                                     RATH & STRONG, INC.




                                            By: /S/ EDWARD J. HAY
                                               ----------------------------
                                                Title: Sr. Vice President


                                            (      /S/ JOHN W. BURNS
                                                   ------------------------
                                            (      John W. Burns


                                            (      /S/ DAN CIAMPA
                                                   ------------------------
                              Trustees:     (      Dan Ciampa



                                            (      /S/ EDWARD J. HAY
                                                   ------------------------
                                            (      Edward J. Hay, Jr.




70858.bl

                                SECOND AMENDMENT

                                     TO THE

                               RATH & STRONG, INC.

                           EMPLOYEES' STOCK BONUS PLAN


        THIS SECOND AMENDMENT made this 28th day of June, 1996, by Rath & Strong, Inc., a Massachusetts corporation (hereinafter referred to as the "Plan Sponsor").

        WHEREAS, the Plan Sponsor has established the Rath & Strong, Inc. Employees' Stock Bonus Plan (the "Plan"), as most recently amended and restated generally effective January 1, 1989; and

        WHEREAS, the Plan Sponsor has reserved the right to amend the Plan pursuant to Section 7.01 thereof; and

        WHEREAS, the Plan Sponsor desires to further amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective June 28, 1996, as follows:

         1. By adding to Section 6.07(a), the following final sentence:

               "Notwithstanding the foregoing, effective June 28, 1996, when a Member's Account becomes distributable as provided above, distribution of the Member's Account will be made in substantially equal annual payments over five (5) years or, if longer, in the case of a Member with an account balance in excess of $690,000 (as indexed by the U.S. Treasury Secretary for cost of living), five (5) years plus one (1) additional year (not exceeding five (5) additional years) for each $135,000 (indexed) or fraction thereof by which such balance exceeds $690,000 (or such higher indexed amount); provided, however, that this sentence shall not apply to any Member who is entitled to a benefit distribution and has submitted a formal written request therefor to the Trustees prior to June 28, 1996. For purposes of the preceding sentence, the amount of each annual payment shall be the quotient obtained by dividing the balance in the Member's Account at each applicable valuation date by the number of remaining installments to be paid.

        2. By adding to Section 6.07(b), the following final sentences:

               "Notwithstanding the foregoing, effective for benefit accruals on and after June 28, 1996, distribution of a Member's Account will commence during the Plan Year immediately following the Plan Year

               (i) in which the Member separates from service pursuant to Sections 6.02, 6.03 or 6.04, or

               (ii) which is the fifth (5th) Plan year following the Plan Year in which the Member otherwise separates from service, unless he is reemployed by an Affiliated Employer before distribution is otherwise required.

               In all other respects, the Plan remains in full force and effect.

        IN WITNESS WHEREOF, the Plan Sponsor has caused this Second Amendment to be executed by its President on the day and year first above written.



                                              RATH & STRONG, INC.




                                              By: /S/ DANIEL L. QUINN
                                                 ----------------------------
                                                   Daniel L. Quinn, President

                                 THIRD AMENDMENT

                                     TO THE

                               RATH & STRONG, INC.

                           EMPLOYEES' STOCK BONUS PLAN



        THIS THIRD AMENDMENT made this 27th day of December, 1997, by Rath & Strong, Inc., a Massachusetts corporation (hereinafter referred to as the "Plan Sponsor").

        WHEREAS, the Plan Sponsor has established the Rath & Strong, Inc. Employees' Stock Bonus Plan (the "Plan"), as most recently amended and restated generally effective January 1, l989; and

        WHEREAS, the Plan Sponsor has reserved the right to amend the Plan pursuant to Section 7.01 thereof; and

        WHEREAS, the Plan Sponsor desires to further amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective December 27, 1997, by adding the following new Section 6.05(e):

        "(e) Notwithstanding the foregoing, effective December 27, 1997, all active Members shall be fully vested in their Accounts at all times, regardless of their Years of Vesting Service."

        In all other respects, the Plan remains in full force and effect.

        IN WITNESS WHEREOF, the Plan Sponsor has caused this Third Amendment to be executed by its President on the day and year first above written.


                                                RATH & STRONG, INC.




                                                By: /S/ DANIEL L. QUINN
                                                   --------------------------
                                                     Daniel L. Quinn, President

                                FOURTH AMENDMENT

                                     TO THE

                               RATH & STRONG, INC.

                           EMPLOYEES' STOCK BONUS PLAN


        THIS FOURTH AMENDMENT made this 30th day of December, 1997, by Rath & Strong, Inc., a Massachusetts corporation (hereinafter referred to as the "Plan Sponsor").

        WHEREAS, the Plan Sponsor has established the Rath & Strong, Inc. Employees' Stock Bonus Plan (the "P1an"), as most recently amended and restated generally effective January 1, 1989; and

        WHEREAS, the Plan Sponsor has reserved the right to amend the Plan pursuant to Section 7.01 thereof; and

        WHEREAS, the Plan Sponsor desires to further amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective December 28, 1997, by deleting Section 2.09 in its entirety and substituting the following therefor:

                       "2.09 `Compensation' means the amount paid by the Company
               to an Employee as salary, wages, overtime, bonuses and sales commissions as well as the amount of any salary adjustment contributions made by the Company to the Rath & Strong, Inc. Employees' Savings Plan on of such Employee pursuant to Section 401(k) of the Code and any amounts which would have been paid to an Employee as regular compensation but for an election by an Employee under Section 125 of the Code, but does not include contributions or benefits under this Plan or any other employee benefit plan maintained by the Company. For any Member who is a nonresident alien, Compensation shall be the amount agreed to be paid by the Company as salary, wages, overtime, bonuses and sales commissions in United States dollars. A Member's Compensation for any Plan year shall not be taken into account for any purpose of the Plan to the extent that such Compensation exceeds $200,000 (subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate under Section 401(a)(17) of the Code). In determining the Compensation of a Member for purposes of this limitation, the rules of Section 41t4(q)(6) of the Code shall apply, except in applying such rules the term `family' shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. Notwithstanding the foregoing, for Plan Years beginning on or after January l, 1994, the annual Compensation of each Employee taken into account under the

               Plan shall not exceed $150,000, as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code."


        In all other respects, the Plan remains in full force and effect.


        IN WITNESS WHEREOF, the Plan Sponsor has caused this Fourth Amendment to be executed by its President on the day and year first above written.


                                             RATH & STRONG, INC.




                                             By: /S/ DANIEL L. QUINN
                                                -----------------------------
                                                  Daniel L. Quinn, President

                                 FIFTH AMENDMENT

                                     TO THE

                               RATH & STRONG, INC.

                             EMPLOYEES' SAVINGS PLAN

                (Amended and Restated Effective January 1, 1989)


        The Rath & Strong, Inc. Employees' Savings Plan, as amended and restated effective January 1, 1989, is hereby further amended by adding the following new
Section 12.12, effective December 12, 1994:

               "12.12 USERRA.  Notwithstanding  any provision of the Plan to the
                      ------
               contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with ss.414(u) of the Internal Revenue Code."


        In all other respects, the Plan remains in full force and effect.


        IN WITNESS WHEREOF, this Fifth Amendment has been signed and sealed for, and on behalf of, Rath & Strong, Inc. by its duly authorized officer, this 4th day of May, 1998.

                                             RATH & STRONG, INC.



                                             By: /S/ DANIEL L. QUINN
                                                  Daniel L. Quinn, President